MERLIN PUBLISHING INTERNATIONAL PLC


                                  July 6, 1995

Dear MR. WARSOP

Pursuant to the agreement reached between you and Merlin Publishing International plc ("the Company") and in consideration of the parties thereto entering into the Acquisition Agreement (by which the Topps Company Inc. will acquire the share capital of Merlin Publishing International plc) this letter confirms that with effect from July 6, 1995 the Service Contract entered into between you and the Company dated June 9, 1989 ("the Service Contract") shall be varied as follows:

1. In clause 1(a) the period of 24 months (being the notice required of the Company to terminate your employment) shall be substituted by a period of 12 months.

2. Clause 1 will be amended to include an additional sub-clause (c) in the following terms:

     (c) the Executive shall at the request of the Board resign from any office which he holds whether as a Director or in any other capacity without claim for compensation and any such resignation will not affect the Executive's continuing employment hereunder. Should the Executive fail to resign from any office held by him pursuant to this sub-clause (c) the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to execute any documents and do all things requisite to effect such resignation.

3. Clause 9 will be amended to include the words "or any Group Company" to follow on from the words "the Company" where they appear so as to extend the information defined as "Confidential Information" to that of any Group Company and the reference to "its relationships with actual or potential clients or customers" shall be extended to include any such relationship with actual or potential clients or customers of any Group Company.

4.   Clause 12 shall be substituted by the following:

     12.(A) The Executive shall not either directly or indirectly during the continuance of his employment by the Company nor at any time during the period of twelve months from the date of termination of his employment (for whatever reason and howsoever effected):

1. Seek for the purposes of competition with the Business of the Company to procure orders from or the services of or do business with any person (including without limitation any customer, distributor, licensor, supplier or sub-contractor) who has or have at any time in the period of six months preceding the date of termination of his employment ("the preceding period"):

(a) done business with the Company where the Executive has had personal dealings with such person during the preceding period; or

(b) been involved in negotiations to do business with the Company where the Executive has had personal dealings with such person during the preceding period.

PROVIDED ALWAYS that nothing in this sub-clause shall prohibit the Executive from the seeking or procuring of orders or the doing of business or the obtaining of services which neither relate nor are similar to the Business of the Company as at the date of the termination of his employment.

2. Seek for the purposes of competition with the Business of any Group Company to procure orders from or the services of or do business with any person (including without limitation any customer, distributor, licensor, supplier or sub-contractor) who has or have at any time in the period of six months preceding the date of termination of his employment ("the preceding period"):

(a) done business with any such Group Company where the Executive has had personal dealings with such person during the preceding period; or

(b) been involved in negotiations to do business with any such Group Company where the Executive has had personal dealings with such person during the preceding period;

PROVIDED ALWAYS that nothing in this sub-clause shall prohibit the Executive from the seeking or procuring of orders or the doing of business or the obtaining of services which neither relate nor are similar to the Business of any such Group Company as at the date of the termination of his employment.

3. Accept for the purposes of competition with the Business of the Company orders from or the services or the business of any person (including without limitation any customer, distributor, licensor, supplier or sub-contractor) who has or have at any time in the period of six months preceding the date of termination of his employment ("the preceding period"):

(a) done business with the Company where the Executive has had personal dealings with such person during the preceding period; or

(b) been involved in negotiations to do business with the Company where the Executive has had personal dealings with such person during the preceding period.

PROVIDED ALWAYS that nothing in this sub-clause shall prohibit the Executive from accepting orders or doing business or obtaining services which neither relate nor are similar to the Business of the Company as at the date of the termination of his employment.


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

4. Accept for the purposes of competition with the Business of any Group Company orders from or the services or the business of any person (including without limitation any customer, distributor, licensor, supplier or sub-contractor) who has or have at any time in the period of six months preceding the date of termination of his employment ("the preceding period"):

(a) done business with any such Group Company where the Executive has had personal dealings with such person during the preceding period; or

(b) been involved in negotiations to do business with any such Group Company where the Executive has had personal dealings with such person during the preceding period.

PROVIDED ALWAYS that nothing in this sub-clause shall prohibit the Executive from accepting orders or doing business or obtaining services which neither relate nor are similar to the Business of any such Group Company as at the date of the termination of his employment.

5. Carry on or be engaged in any activity in competition with the Business of the Company or the Business of any Group Company as at the date of the termination of his employment where the Executive has been involved in the said Business or Businesses at any time in the period of six months preceding the date of the termination of his employment be it in terms of supervision or for the purpose of giving advice or otherwise actively engaged in the Business or Businesses including in respect to obtaining business.

(B) The Executive shall not during the continuation of his employment by the Company nor at any time during the period of twelve months from the date of termination of his employment (for whatever reason and howsoever effected) without the written permission of the Board (such permission not to be unreasonably withheld or delayed and in particular such permission will not be withheld if the Board considers that the employee concerned has neither a personal influence with any customer, distributor, licensor, supplier or sub-contractor nor is in possession of confidential information) solicit or employ directly or indirectly, on his own behalf or on behalf of any other person, the services of any individual who was an employee (of senior managerial or equivalent status) or director of the Company or any other Group Company during the period of twelve months preceding the date of termination of the Executive's employment and with whom the Executive had dealings whether or not such person would commit any breach of his contract of employment with the relevant company by reason of his leaving service.

(C)  The benefit of each obligation of the Executive under sub-clauses 12(A) to
     (B) above may be assigned to and enforced by all successors or assignees for the time being carrying on the Business of the Company or the Business of other Group Company as appropriate.

(D) For the purpose of this Clause 12 "the Business" of the Company and "the Business" of any Group Company means:


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

I. the design, production, marketing and distribution of stickers, sticker albums, trading cards, trading card collections and collectible picture products (including but not limited to, for example, POGs); and

II. the design, production, marketing and distribution of any other product as the Company or any Group Company may be involved in or with either during the Executive's employment or as at the date of the termination of the Executive's employment.

References to "the Businesses" shall be construed accordingly.

5.   Clause 20 shall include the following definitions:

I. "Group" means any holding company and any subsidiary or associated companies of the Company (as defined under the Companies Act 1985) or of any such holding company and "Group Company" shall be construed accordingly.

II. "person" means any individual, company, corporation, firm, partnership, joint venture, association, organisation or trust (in each case whether or not having separate legal personality).

In all other respects the terms of the Service Contract remain unchanged and of full force and effect.

Please sign, date and return the enclosed copy of this letter by way of acceptance of the variation to the terms and conditions of your employment as herein stated.

Yours sincerely,


FOR AND ON BEHALF OF
MERLIN PUBLISHING INTERNATIONAL plc


I hereby confirm my acceptance of the variation to the terms of the Service Contract as herein stated.



Signed       PETER WARSOP          Dated        July 6, 1995
      -----------------------------     ----------------------------


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